UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
|_|  Preliminary Information Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
|X|  Definitive Information Statement

                       GOLDEN RIVER RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing Party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

     ---------------------------------------------------------------------------

                      GOLDEN RIVER RESOURCES CORPORATION
                            (A DELAWARE CORPORATION)



                             INFORMATION STATEMENT
                       DATE FIRST MAILED TO STOCKHOLDERS:
                               SEPTEMBER 30, 2010



                                    LEVEL 8
                               580 ST KILDA ROAD
                            MELBOURNE VICTORIA 3004
                                   AUSTRALIA
                  (PRINCIPLE EXECUTIVE OFFICES OF THE COMPANY)


                       WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                       GOLDEN RIVER RESOURCES CORPORATION
                       PO Box 6315 St Kilda Road Central
                       Melbourne Victoria 8008 Australia
                              Tel +(613) 8532 2860
                              Fax +(613) 8532 2805
                    Email investors@goldenriverresources.com
                          ----------------------------------
                      Website www.goldenriverresources.com
                              ----------------------------

                             INFORMATION STATEMENT

                                  INTRODUCTION

     This Information Statement is being furnished to Stockholders of Golden River Resources Corporation, a Delaware corporation ("Golden River" or the "Company"), pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended, in connection with an Action by Written Consent, dated September 3, 2010, of the Stockholders of the Company in lieu of a General Meeting of Stockholders of the Company (the "Written Consent"). A copy of the Written Consent is attached as Exhibit "A" to this Information Statement.

     Management of the Company is utilising the Written Consent in order to reduce the expenses and demands on the Company's executives' time necessitated by the holding of a meeting of stockholders, since the only business of such a meeting would be a proposal to approve an amendment to the Company's Certificate of Incorporation, as amended, to effect a reverse stock split (the "Reverse Stock Split") of the Company's common stock, $.0001 par value per share (the "Common Stock"), at a split ratio of 1 for 10, and the Company's principal stockholder, which owns 92.02% of the issued and outstanding shares of Common Stock has indicated that it will vote for the Reverse Stock Split, thereby ensuring the approval of such proposal. See "Vote Required"; and "Other Information Regarding the Company - Security Ownership of Certain Beneficial Owners and Management". The Company has received an executed Written Consent from its principal stockholder which shall be effective 21 days from the date this Information Statement is first mailed to Stockholders. See "Matters Set Forth in the Written Consent".

     Stockholders of record at the close of business on September 23, 2010 are being furnished copies of this Information Statement. The principal executive offices of the Company are located at Level 8, 580 St Kilda Road Melbourne, Victoria, 3004, Australia, and the Company's telephone number is 011 613 8532 2860.

                    MATTERS SET FORTH IN THE WRITTEN CONSENT

     The Written Consent contains a resolution approving the Reverse Stock Split. The Company's principal stockholder, Northern Capital Resources Corp ("NCRC"), which owns 224,153,869 shares of common stock, representing 92.02% of the currently issued and outstanding shares of Common Stock, has executed the Written Consent, thereby ensuring the approval of the Reverse Stock Split. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

                                 VOTE REQUIRED

     Counterpart copies of the Written Consent evidencing a majority of the outstanding shares of Common Stock, must be received by the Company within sixty days of the earliest dated counterpart copy of the Written Consent received by the Company in order to effectuate the matters set forth therein. As of September 3, 2010 (date of Written Consent), 243,593,440 shares of Common Stock were issued and outstanding, thus, Stockholders representing no less than 121,796,720 shares of Common Stock were required to execute the Written Consent to effect the matters set forth therein. As discussed under "Matters Set Forth in the Written Consent" the Company's principal stockholder, which owns approximately 224,153,869 shares of Common Stock, or 92.02% of the outstanding Common Stock, has executed the Written Consent, thereby ensuring the approval of the Reverse Stock Split. MANAGEMENT IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND MANAGEMENT A PROXY.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group as of August 27, 2010.

TITLE OF                              NAME AND ADDRESS                                                   PERCENTAGE
CLASS                               OF BENEFICIAL OWNER*        AMOUNT AND NATURE OF BENEFICIAL OWNER   OF CLASS (1)
--------------------------------------------------------------------------------------------------------------------
Shares of common stock         Joseph and Stera Gutnick                    256,810,943 (2)(3)(4)(5)(6)         96.51

Shares of common stock         Northern Capital Resources Corp             244,153,869 (4)                     92.62

Shares of common stock         David Stuart Tyrwhitt                            50,000 (2)                        **

Shares of common stock         Mordechai Zev Gutnick                           750,000 (2)(7)(9)                  **

Shares of common stock         Peter James Lee                               1,250,000 (2)(8)                     **
--------------------------------------------------------------------------------------------------------------------
                               All officers and Directors
                               as a group                                  258,860,943 (10)                    96.43
--------------------------------------------------------------------------------------------------------------------

* Unless otherwise indicated, the address of each person is c/o Golden River Resources Corporation, Level 8, 580 St. Kilda Road, Melbourne, Victoria 3004 Australia

**   less than 1%

Notes:

(1)  Based on 243,593,440 shares outstanding as of August 27, 2010.

(2)  Does not include 2,500 shares of Common Stock beneficially owned by us.

(3) Includes 5,394,590 shares of Common Stock owned by Edensor Nominees Pty Ltd., 1,753,984 shares of Common Stock owned by Kerisridge Pty Ltd.,
     1,500,000 shares of Common Stock owned by Surfer Holdings Pty Ltd, 2,000,000 shares of Common Stock owned by Kalycorp Pty Ltd and 8,500 shares of Common Stock owned by Pearlway Investments Proprietary Limited, of which Mr. Joseph Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

(4) Includes 244,153,869 shares of Common Stock owned by Northern Capital Resources Corp (including 20,000,000 shares issuable upon exercise of warrants at an exercise price of US$0.1542 per share), of which Joseph
     Gutnick, Stera M. Gutnick and members of their family are officers, directors and principal stockholders.

(5)  Joseph Gutnick and Stera Gutnick are husband and wife.

(6)  Includes 2,500,000 shares issuable upon exercise of stock options.

(7)  Includes 750,000 shares issuable upon exercise of stock options.

(8)  Includes 1,250,000 shares issuable upon exercise of stock options.

(9) Includes 4,850,000 shares that are issuable upon exercise of stock options.

AUTHORISATION  OF  REVERSE  SPLIT  OF  COMMON  STOCK

INTRODUCTION

     In accordance with the Written Consent, upon the effectiveness of the Reverse Stock Split, all stockholders will receive one share of Common Stock for every ten shares of Common Stock currently held by them. Any fractional shares resulting from the exchange will be rounded up to equal one share. The Reverse Stock Split will become effective on the date that an amendment to the Company's Certificate of Incorporation, substantially in the form of Exhibit B hereto, is filed with the Office of the Secretary in the State of Delaware. The filing is expected to occur promptly following the effective date of the Written Consent which is 21 days after this Information Statement is first mailed to stockholders.

     The new shares will not differ in any way to those previously held. Stockholders will have the same rights from the effective date of the Reverse Stock Split as they currently have. The reverse split will not affect the proportionate equity interest of a stockholder, except in the instance that a stockholder is left with a fractional share. In this instance the fractional share will be rounded up.

REASONS  FOR  APPROVING  THE  REVERSE  STOCK  SPLIT

     The Company currently has 243,593,440 shares of Common Stock outstanding. The Reverse Stock Split will result in 24,359,344 shares being outstanding.

     The Board of Directors believes it is in the best interests of the Company to effect the Reverse Stock Split. The Board of Directors believes the decrease in the number of shares of Common Stock will place the market price in a range which is more advantageous to stockholders.

     The Board believes that the Reverse Stock Split will help increase broker interest in the Common Stock as their policies can discourage them from recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the stock price were substantially higher.

     Although the Board expects that the Reverse Stock Split will result in an increase in the price of the Common Stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

GENERAL  EFFECT  OF  REVERSE  STOCK  SPLIT

     The effect of the reverse stock split on the aggregate number of shares of Common Stock and on the stockholders' equity of the Company's balance sheet at June 30, 2010 is as follows:

                                                      PRIOR TO            AFTER
NUMBER OF SHARES(1)                              REVERSE SPLIT    RESERVE SPLIT
                                               ---------------  ---------------
Common Stock
   Authorised                                      400,000,000      400,000,000
   Outstanding                                     243,593,440       24,359,344
   Available per issuance(2)                        56,406,560      375,640,656
   Par value per issue                                  0.0001           0.0001

FINANCIAL DATA (UNAUDITED)                      $         000S   $         000S

Stockholders equity
   Common stock                                             27                2
   Additional paid-in capital                           48,352           48,377
   Accumulated deficit                                 (24,986)         (24,986)
   Non-controlling interests                            17,044           17,044
                                               --------------------------------
Total Stockholders equity                               40,437           40,437
                                               ================================

----------------
(1) Figures for the number of shares prior to the Reverse Stock Split are as of June 30, 2010. Figures after the Reverse Split do not reflect any immaterial adjustments that may result from the repurchase of fractional shares.
(2) The Company has 24,850,000 options/warrants on issue exercisable into shares of Common Stock, which after the reverse split totals 2,485,000. Available for issuance is reduced by these quantities.

EFFECT  ON  STOCK  OPTION  PLAN  AND  WARRANTS

     Upon our Stock Option Plan, the number and exercise price of shares subject to all outstanding stock options will be proportionately adjusted based on the Reverse Stock Split ratio. As a result, using the stock option numbers as of June 30, 2010, the number of shares of Common Stock issuable upon exercise of currently outstanding options will be adjusted from approximately 4,850,000 shares to approximately 485,000 shares. The number of shares subject to outstanding options will be reduced by a factor of 10 and, the exercise price per share will be increased by a multiple of 10, such that upon an exercise, the aggregate exercise price payable by the optionee to us would remain the same. For example, an outstanding stock option for 5,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-10 Reverse Stock Split ratio into an option exercisable for 500 shares of Common Stock at an exercise price of $10.00 per share. The number of shares of Common Stock available for issuance under future stock option awards under our Stock Option Plan will be decreased from 24,359,344 to 2,435,934.

     The number of shares of Common Stock issuable upon exercise of outstanding warrants and the exercise prices for such warrants, will be adjusted similarly as described above in proportion to the Reverse Stock Split ratio.

REDUCTION  IN  STATED  CAPITAL

     As a result of the Reverse Stock Split, upon the effective time, the stated capital on our balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of Common Stock, will be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

NO  APPRAISAL  RIGHTS

     Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide stockholders with any such right.

ACCOUNTING  MATTERS

     The proposed amendment to our Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.0001 per share. As a result, as of the effective time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a "capital asset," as defined in the Internal
Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

     No  gain  or  loss  should   be  recognized  by  a  stockholder  upon  such
stockholder's exchange of old shares for new shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the old shares exchanged therefor. The stockholder's holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the Reverse Stock Split.

     The Company's view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder's own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

EXCHANGE  OF  SHARE  CERTIFICATES  AND  TREATMENT  OF FRACTIONAL SHARE INTERESTS

     As soon as practical after the reverse stock split, stockholders will be asked to surrender their share certificates in respect of currently held shares and will be issued new certificates representing the new shares issued. Until surrendered certificates in respect of currently held shares will be deemed for all corporate purposes from the effective date of the reverse stock split as evidence of ownership of share of the new stock in the appropriately reduced number. Continental Stock Transfer & Trust Company will be appointed as exchange agent to act for shareholders in effecting the exchange of certificates.

     No scrip or fractional share certificates evidencing shares of Common Stock will be issued. If a stockholder is entitled to a fractional interest of a share, he/she will receive an additional share of post-split Common Stock. If a stockholder is the owner of more than one certificate then the number of shares of post-split Common Stock issued in connection with the split shall be calculated on the basis of the aggregate shares owned under all certificates.

                                   EXHIBIT A

                       GOLDEN RIVER RESOURCES CORPORATION

                 NOTICE PURSUANT TO SECTION 228 OF THE GENERAL
                                CORPORATION LAW

To:  All  Stockholders

1. PLEASE TAKE NOTE THAT Stockholders owning at least a majority of the outstanding stock of Golden River Resources Corporation by written consent without a meeting dated September 3, 2010 have duly adopted the following resolution:

     "a resolution approving a proposal to amend the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's outstanding shares of Common Stock, with fractional shares rounded up to the nearest whole share."



/s/ Peter Lee


PETER  LEE
Director,  CFO  &  Secretary

                                                                       EXHIBIT B
                                                                       ---------

                            CERTIFICATE OF AMENDMENT

                                       OF

                        CERTIFICATE OF INCORPORATION OF

                       GOLDEN RIVER RESOURCES CORPORATION

               (Under section 242 of the General Corporation Law)

     Golden River Resources Corporation, a corporation organized and existing under the General Corporations Law of the State of Delaware (the "Corporation"), does hereby certify that:

     FIRST:  The  name of the Corporation is Golden River Resources Corporation.

     SECOND: The Certificate of Incorporation is hereby amended by striking out Article "VIII" thereof and by substituting in lieu of said Article the following provisions:

          "VIII. The corporation shall be authorized to issue a total of four hundred million (400,000,000) shares of Common Stock, par value $.0001 per share."

          Upon the effectiveness (the "Effective Date") of the certificate of amendment to the certificate of incorporation containing this sentence, each 10 shares of the Common Stock issued and outstanding as of the date and time immediately preceding the date on which the certificate of amendment is filed (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split
          Effective Date who would otherwise be entitled to a fraction of a share shall have the number of new shares to which they are entitled rounded to the nearest whole number of shares.


     THIRD: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provision of Section 228 and 242 of the General Corporations Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 3rd day of September, 2010.



                                 /s/ Peter Lee
                                 -----------------------------------------------
                                 Peter J. Lee
                                 Director, Chief Financial Officer and Secretary